EXHIBIT 5


                            MCGRATH, NORTH, MULLIN & KRATZ
                             1400 One Central Park Plaza
                                Omaha, Nebraska 68102
                                    (402) 341-3070



                                                  April 28, 1995


          Mid-America Realty Investments, Inc.
          11506 Nicholas Street
          Suite 100
          Omaha, Nebraska 68154


          Gentlemen:

               In connection with the registration under the Securities Act of 1933, as amended, of 250,000 shares of common stock (the "Common Stock"), $.01 par value, of Mid-America Realty Investments, Inc., a Maryland corporation (the "Company"), authorized for issuance pursuant to the Company's 1995 Stock Plan (the "Plan"), we have examined such corporate records and other documents, including the registration statement on Form S-8 to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion. Based on such examination, we advise you that in our opinion:

               1.   The   Company  is  a  corporation  duly  organized  and
          existing under the laws of the State of Maryland.

               2. Upon the issuance of shares in accordance with the Plan, all necessary corporate action on the part of the Company will have been taken to authorize the issuance of up to 250,000 shares of Common Stock by the Company, and when issued as contemplated in the Registration Statement and related documents, such shares will be legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Yours very truly,

                                        MCGRATH,  NORTH,  MULLIN  &  KRATZ,
          P.C.


                                        By:    /s/ David L. Hefflinger















                                           David L. Hefflinger